Exhibit 99.1

Alaska Communications Announces Amendment of Amended & Restated Merger Agreement with Macquarie Capital and GCM Grosvenor to Increase Consideration to $3.26 per Share

- Total Enterprise value of approximately $325 million including net debt
- Amended Merger Agreement unanimously approved by Board of Directors

ANCHORAGE, Alaska, December 22, 2020 – Alaska Communications Systems Group, Inc. (NASDAQ: ALSK) (“Alaska Communications” or the “Company”), together with Macquarie Capital (“Macquarie Capital”) and GCM Grosvenor (NASDAQ: GCMG), through its Labor Impact Fund, L.P. (“GCM”), today announced that on December 21, 2020, they agreed to an amendment of their previously announced definitive amended and restated agreement and plan of merger to increase the per-share consideration payable to Alaska Communications’ stockholders to $3.26 per share in cash from $3.20 per share in cash (as amended, the “Amended Merger Agreement”). The transaction is now valued at approximately $325 million, including net debt.

The revised per-share consideration represents a premium of approximately 71% over Alaska Communications’ closing per share price of $1.91 on November 2, 2020, the last trading day prior to the date the original merger agreement was executed, and a premium of approximately 63% over the 30-day volume-weighted average price as of November 2, 2020.

The voting agreement pursuant to which TAR Holdings, LLC, a stockholder of the Company, has agreed, among other things, to vote its shares of Alaska Communications common stock in favor of the merger, remains in effect with respect to the Amended Merger Agreement. The increased offer from Macquarie Capital and GCM and the amendment to the amended and restated merger agreement followed Alaska Communications’ receipt of a “Superior Proposal” (as defined in the amended and restated merger agreement) from an unaffiliated third party.

The transaction is subject to the approval of Alaska Communications’ stockholders, regulatory approvals and other customary closing conditions. The increase in the consideration paid to Alaska Communication’s shareholders will be funded by an increase in the fully committed equity financing and is not subject to any condition with regard to financing. Equity financing will be provided by Macquarie Capital and GCM. Under the terms of the Amended Merger Agreement, if the Amended Merger Agreement is terminated in connection with a superior proposal, Alaska Communications would be obligated to pay to Macquarie Capital and GCM a termination fee of $6.8 million.

Alaska Communications’ Board of Directors determined that the revised transaction with Macquarie Capital and GCM is in the best interests of Alaska Communications and its stockholders, and has unanimously approved the Amended Merger Agreement with Macquarie Capital and GCM and recommends that Alaska Communications’ stockholders approve the proposed merger and Amended Merger Agreement. Alaska Communications expects to hold a Special Meeting of Stockholders to consider and vote on the proposed merger and Amended Merger Agreement as soon as practicable after the mailing of the proxy statement to its stockholders.

Advisors

Macquarie Capital is serving as financial advisor to Macquarie Capital and GCM in connection with the transaction.

B. Riley Securities, Inc. is serving as financial advisor and Sidley Austin LLP is serving as legal advisor to Alaska Communications in connection with the transaction.

Goodwin Procter LLP and Morgan Lewis & Bockius LLP are serving as legal advisors to Macquarie Capital and GCM in connection with the transaction.

About Macquarie Capital

Macquarie Capital is the corporate advisory, capital markets and principal investment arm of Macquarie Group (ASX: MQG), offering a full spectrum of capital solutions, including capital raising services from equity, debt and private capital markets and principal investments from Macquarie’s own balance sheet. These offerings are reinforced through Macquarie Capital’s deep sector expertise in: business services, consumer, gaming and leisure, financial institutions, green energy, healthcare, industrials, infrastructure and energy, real estate, resources, technology and telecommunications and media sectors with 376 transactions completed, valued at $212 billion in the year ended March 31, 2020.

About GCM Grosvenor

GCM Grosvenor (NASDAQ: GCMG) is a global alternatives investment firm with approximately $59 billion in assets under management in private equity, infrastructure, real estate, credit, absolute return strategies, and multi-asset class opportunistic investments. The firm has specialized in alternatives since 1971, and today its team of approximately 500 professionals serves a global client base of institutional and high net worth investors. GCM Grosvenor is headquartered in Chicago, with offices in New York, Los Angeles, London, Tokyo, Hong Kong, and Seoul.

GCM Grosvenor’s Labor Impact Fund, L.P., seeks to originate and execute infrastructure projects that leverage the inclusion of union labor as a contributing factor to enabling attractive risk-adjusted returns. The goal of the strategy is to find attractive infrastructure investment opportunities that can be unlocked through close cooperation across labor, government, and private capital.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is the leading provider of advanced broadband and managed IT services for businesses and consumers in Alaska. The Company operates a highly reliable, advanced statewide data network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visit www.alaskacommunications.com or www.alsk.com.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in connection with the proposed acquisition of the Company by Macquarie Capital and GCM Grosvenor, whereby the Company will become a wholly owned subsidiary of an affiliate of Macquarie Capital and GCM Grosvenor (the “proposed merger”), pursuant to a definitive Amended and Restated Agreement and Plan of Merger, as amended by Amendment No. 1 to Amended & Restated Agreement and Plan of Merger (the “Amended Merger Agreement”) by and among the Company, Juneau Parent Co, Inc. (“Parent”) and Juneau Merger Co, Inc. (“Merger Sub”). The proposed merger will be submitted to the Company’s stockholders for their consideration at a special meeting of the stockholders. In connection therewith, the Company intends to file relevant materials with the United States Securities and Exchange Commission (SEC), including a proxy statement on Schedule 14A, which will be mailed or otherwise disseminated to the Company’s stockholders. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. Stockholders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company or the proposed merger, once such documents are filed with the SEC, free of charge at the SEC’s website at www.sec.gov, or from Alaska Communications at alsk.com or by directing a request to the Company’s Investor Relations Department at investors@acsalaska.com.

Participants in the Solicitation

The Company and certain of its directors and executive officers and other members of management and employees may be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders in connection with the proposed merger. Information about the Company’s directors and executive officers and their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s proxy statement on Schedule 14A for its 2020 annual meeting of stockholders filed with the SEC on April 29, 2020. To the extent holdings of the Company’s securities by such participants (or the identity of such participants) have changed, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 subsequently filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement and may be included in relevant documents filed with the SEC regarding the proposed merger, if and when they become available. Free copies of these materials may be obtained as described in the preceding paragraph.

Alaska Communications Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and these include statements using the words such as will and expected, and similar statements. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations of the Company. Risks and uncertainties include, but are not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of its common stock, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the Amended Merger Agreement by the stockholders of the Company, and the receipt of certain governmental and regulatory approvals, (iii) the failure of Parent and Merger Sub to obtain the necessary financing pursuant to the arrangements set forth in the commitment letters delivered pursuant to the Amended Merger Agreement or otherwise, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Amended Merger Agreement, (v) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results, and business generally, (vi) risks that the proposed transaction disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention as a result of the transaction, (vii) the outcome of any legal proceedings that may be instituted against the Company or Parent or Merger Sub related to the Amended Merger Agreement or the transaction contemplated thereby. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of the Company described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020 and other reports and documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these filings are available online at https://www.alsk.com/. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Alaska Communications Media Contact

Heather Cavanaugh, 907-564-7722

Director, External Affairs and Corporate Communications

Alaska Communications Investor Contact

Tiffany Smith, 907-564-7556

Manager, Board and Investor Relations

investors@acsalaska.com

SOURCE Alaska Communications Systems Group Inc.